Exhibit 99.1

NEWS CORPORATION EXCHANGE OFFER HEARING DATE SCHEDULED

AND EXCHANGE OFFER EXTENDED

New York, NY, February 7, 2005 – News Corporation (NYSE: NWS, NWS.A; ASX: NWS, NWSLV) today announced that a hearing has been scheduled to be held in the Court of Chancery of the State of Delaware on March 1, 2005, to rule on plaintiffs’ motion for a preliminary injunction prohibiting completion of News Corporation’s previously announced exchange offer for outstanding shares of Fox Entertainment Group, Inc.’s Class A common stock (NYSE: FOX). News Corporation also announced that it has extended the exchange offer, previously scheduled to expire at midnight on February 22, 2005, until midnight, New York City time, on March 4, 2005.

Plaintiffs’ motion for a preliminary injunction was brought in connection with a previously filed purported class action lawsuit on behalf of Fox stockholders other than News Corporation. News Corporation believes that these claims are without merit and intends to vigorously contest such allegations.

The exchange agent for the offer has advised News Corporation that, as of 5:00 P.M., New York City time, February 4, 2005, an aggregate of approximately 1,099,398 shares of Fox Class A common stock have been tendered to News Corporation in the exchange offer. News Corporation had anticipated that the vast majority of the shares that would be ultimately tendered in connection with the offer would be tendered in the final few days before the final expiration date of the exchange offer.

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WHERE TO FIND ADDITIONAL INFORMATION

In connection with the offer by Fox Acquisition Corp (a wholly owned subsidiary of News Corporation) of shares of News Corporation Class A common stock in exchange for shares of Fox Class A common stock (the “Exchange Offer”), News Corporation has filed with the SEC a Registration Statement on Form S-4 containing a prospectus relating to the Exchange Offer and a Schedule TO. FOX STOCKHOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ THESE DOCUMENTS (AND ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS WHEN THEY BECOME AVAILABLE) BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT NEWS CORPORATION, FOX, FOX ACQUISITION CORP AND THE EXCHANGE OFFER. Materials filed with the SEC will be available electronically without charge at the SEC’s website, www.sec.gov. Documents filed with the SEC may be obtained without charge at News Corporation’s website, www.newscorp.com, or by directing a request to News Corporation’s investor relations department at News Corporation, Investor Relations, 1211 Avenue of the Americas, New York, NY 10036.

In addition, Fox stockholders may obtain free copies of the documents filed with the SEC by directing a written or oral request to the information agent for the Exchange Offer, Georgeson Shareholder Communications, Inc., collect at (212) 440-9800 or toll-free at (866) 873-6991.

News Corporation had total assets as of December 31, 2004 of approximately US$53 billion and total annual revenues of approximately US$22 billion. News Corporation is a diversified international media and entertainment company with operations in eight industry segments: filmed entertainment; television; cable network programming; direct broadcast satellite television; magazines and inserts; newspapers; book publishing; and other. The activities of News Corporation are conducted principally in the United States, Continental Europe, the United Kingdom, Australia, Asia and the Pacific Basin.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of an appropriate prospectus.

FORWARD-LOOKING STATEMENTS

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the company and its business, operations, financial condition and the industry in which it operates and the factors described in the company’s filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The company disclaims any obligation to update the forward-looking statements contained herein.

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